Exhibit 10.32
*** Indicates materials have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this Agreement has been filed with the Securities and Exchange Commission.

March 4, 2005
Mr. Paul R. Brown, CPM
Staff Sourcing Specialist
Texas Genco, LP
12301 Kurland Drive
Houston, TX 77034

Subject:	*** Aluminum BethGon® II Railcars for Texas Genco, LP.
FreightCar America Inc. Proposal No. 04153 Revision A
Dear Mr. Brown:
In response to your inquiry, FreightCar America, Inc. (“FreightCar”) would be pleased to sell *** new Aluminum BethGon® II Railcars (the “Railcars”) to Texas Genco, LP (“Purchaser”), per the details listed below:

Quantity	Car Type	Specification / Date	Price Per Railcar
***	Aluminum BethGon® II Railcars	X-04153 / February 14, 2005	$***
***	Aluminum BethGon® II Railcars	X-04153 / February 14, 2005	$***
***	Aluminum BethGon® II Railcars	X-04153 / February 14, 2005	$***
***	Aluminum BethGon® II Railcars	X-04153 / February 14, 2005	$***
The above price is FOB FreightCar’s Plant. Switching and transportation charges are not included in the price, but can be prepaid by FreightCar and added to your invoice at your request.
The requirements of the Association of American Railroads (AAR) and the United States Department of Transportation (DOT) are incorporated in the Specification for the Railcars. Should these requirements be changed, or should any other regulatory requirements be imposed prior to delivery of the Railcars, the above price will be adjusted upward or downward accordingly.
FRA 49 CFR 224 Reflectorization of Rail Freight Rolling Stock is scheduled to go into effect for all Railcars delivered after May 31, 2005. As of the date of this letter, the Railcar design offered herein complies with 49 CFR 224 as currently defined by the FRA. Any additional costs associated with the ongoing interpretation of 49 CFR 224 are for the account of the Purchaser.
The above proposal price is based upon our ability to obtain certain aluminum, steel, specialties and other components used in the construction of the Railcars at the costs included in our estimate. In the unforeseen instance that a supplier is unable to provide the specified material, specialties and other components at the costs included in our estimate, and substitute material, specialties and other

Mr. Paul R. Brown, CPM
March 4, 2005

components are supplied the Price per Railcar will be adjusted accordingly. The material, and casting and steel surcharge costs shown on Exhibit A are included in the Price per Railcar and reflect our current estimate of the cost of these items. The Price per Railcar will be adjusted upward or downward to reflect the actual cost of the items shown on Exhibit A used to manufacture the Railcars. Texas Genco, LP will be provided the documentation necessary to verify the actual cost of these items.
DELIVERY: Subject to receipt of prior orders FreightCar can begin delivery of the first *** Aluminum BethGon® II Railcars during the first week of *** 2006. Subject to receipt of prior orders FreightCar can begin delivery of the remaining *** Aluminum BethGon® II Railcars during the last week of *** 2006. The cars are scheduled to be produced at *** .
This schedule is subject to the availability of castings and other components. Given the tightness in the availability of castings and other components, there is reason to be concerned that suppliers may not be able to maintain delivery schedules.
TERMS: Net due upon receipt of invoice.
This proposal is valid for 70 calendar days and is subject to all respects to the attached Terms and Conditions of Sale.
Please confirm your acceptance of this proposal by having an authorized officer of Texas Genco, LP execute this letter agreement and the attached Terms and Conditions of Sale and returning a copy to my attention within 70 calendar days from the date of this letter.
FreightCar America, Inc. very much appreciates the opportunity to build these Railcars for Texas Genco, LP. Should you have any questions concerning this transaction, please contact me at 312-928-0874.
Very truly yours,
JOHNSTOWN AMERICA CORPORATION
/s/   Tim Johnson
By: Tim Johnson
Its: Vice President Sales — Western Region

ACCEPTANCE BY PURCHASER:
Texas Genco, LP hereby acknowledges its acceptance of the offer to acquire the Railcars described above, at the price and upon the terms and conditions set forth herein and in the attached Terms and Conditions of Sale.
Texas Genco, LP

By:

Its:

Date:

Quantity of Railcars:

Attachments:	EXHIBIT A
Texas Genco, LP RFQ
Specification X-04153
Terms and Conditions
Specialty Component List
Colin Gibb
EJW, WCH, plm, file

EXHIBIT A
BethGon® II
Material Cost Subject to Adjustment Included in Per Car Price

Item	Weight/lbs.	$/lbs.	Cost
COST OF RAW MATERIALS
Steel	***	$	***	$	***
Aluminum	***	$	***	$	***

Estimated Cost of Raw Materials at Time of Delivery	$	***

MAJOR SPECIALTIES
Castings	$	***
Forgings	$	***
Airbrake (Includes Hoses)	$	***
Miscellaneous Specialties	$	***
Polymers	$	***
Coatings	$	***
Fasteners	$	***
*Wheel Sets	$	***

Estimated Cost of Major Specialties on Date of Proposal	$	***

SURCHARGES ON RAW MATERIALS
Steel	$	***
Aluminum	$	***
Estimated Surcharges on Raw Material at Time of Delivery	$

SURCHARGES ON MAJOR SPECIALTIES
Castings	$	***
Wheels	$	***
Axles	$	***
Roller Bearings	$	***
Springs	$	***
Brake System	$	***
Forgings	$	***
Brake Beams	$	***
Fasteners	$	***
Miscellaneous
Estimated Surcharges on Major Specialties at Time of Delivery	$	***
Estimated Component and Surcharge Cost Included in Per Car Price	$	***

*	Wheel Set Complete Includes Wheels, Axle, Bearings & Mounting
***

FREIGHTCAR AMERICA, INC.
TERMS AND CONDITIONS OF SALE
FOR PROPOSAL NO.: 04153 Revision A
These Terms and Conditions of Sale are incorporated into and made a part of the Proposal Letter dated March 4, 2005 (the “Proposal Letter”) from FreightCar America, Inc. (“FreightCar”) to Texas Genco II, LP (“Purchaser”). These Terms and Conditions of Sale, the Proposal Letter and the Specifications and Specialty Component List (such Specifications and Specialty Component List being collectively referred to as the “Specifications”) described therein are hereinafter referred to as this “Agreement.”
Inspection and Acceptance: FreightCar shall give Purchaser, and/or its designated agent, reasonable opportunity to inspect FreightCar’s manufacturing procedures prior to commencement of the start of production of the first Railcar and during production and the Railcars during the construction process at FreightCar’s manufacturing facility in Danville, Illinois ( “FreightCar’s Plant”) during normal operating hours or at such other time as may be mutually agreed. Purchaser shall have its representative present for inspection of the Railcars at FreightCar’s Plant prior to the start of production of the first Railcar. Upon completion of each Railcar, Purchaser shall use its best efforts to arrange to conduct a final inspection of such Railcar prior to the time such Railcar is removed from the Final QA Acceptance Building at FreightCar’s Plant. Such inspection will comply with the safety and inspection procedures specified by FreightCar and will be conducted so as not to interfere unreasonably with FreightCar’s operations, and acceptance of the Railcars by Purchaser will be made before removal of such Railcars from the Final QA Acceptance Building at FreightCar’s Plant. All storage, transportation and other costs incurred by FreightCar as a result of any delay by Purchaser in inspecting or accepting the Railcars shall be for Purchaser’s account. Purchaser, or its designated agent, shall execute a certificate of inspection and acceptance (“Certificate of Acceptance”) in the form of Exhibit A hereto covering all Railcars found to be completed in accordance with the Specifications and shall deliver the executed Certificate(s) of Acceptance to FreightCar. If, upon inspection of the Railcars by Purchaser, the Railcars appear not to conform to the Specifications, Purchaser will immediately notify FreightCar in writing of the condition and give FreightCar a reasonable opportunity to correct the condition. Such correction shall not relieve FreightCar of its obligation to adhere to the production schedule agreed upon by the parties. Each designated agent and representative selected by Purchaser to inspect the Railcars must be reasonably acceptable to FreightCar. Prior to the inspection described herein, Purchaser shall notify FreightCar of the name and company of the designated agent and representative selected by Purchaser, and if such person(s) are not reasonably acceptable to FreightCar, FreightCar shall promptly notify Purchaser. FreightCar shall pre-register the Railcars in UMLER and shall, at the reasonable request of Purchaser (and at no cost to FreightCar), make any other required initial filings and registrations of the Railcars.
Price: The purchase price to be paid by Purchaser to FreightCar for each Railcar purchased by Purchaser pursuant to this Agreement is set forth in the Proposal Letter and is based upon FreightCar’s ability to obtain certain aluminum, steel, specialties and other components used in the construction of the Railcars. In the unforeseen instance that a supplier is unable to provide the specified material, specialties and other components and substitute material, specialties and other components are supplied the price per Railcar will be adjusted accordingly. The material and casting and steel surcharge costs shown on Exhibit A to the Proposal Letter are included in the price per Railcar and reflect FreightCar’s current estimate of these items. The price per Railcar will be adjusted upward or downward to reflect the actual cost of the items shown on Exhibit A to the Proposal Letter used to manufacture the Railcar. Upon Purchaser’s request from time to time, FreightCar shall provide to Purchaser any updated price information relating to the Railcars. If the purchase price of the Railcars exceeds by more than ***% the purchase price for such Railcars contained in the Proposal Letter, Purchaser shall, upon notice to FreightCar, within ten (10) days of being notified of such purchase price increase, have the right to cancel this Agreement with respect to the Railcars subject to such price adjustment, without cost or penalty to Purchaser or FreightCar.
If the final purchase price (after application of the aforementioned adjustment) is different than the price set forth in the Proposal Letter, upon Purchaser’s request, the final purchase price is subject to confirmation by an independent auditor acceptable to both parties (“Auditor”). Such confirmation will take place at a mutually acceptable time. The parties agree that information used to determine the final purchase price (“Information”) is the confidential and proprietary property of FreightCar and such Information shall be made available only to the Auditor, subject to the Auditor’s execution of a confidentiality agreement acceptable to FreightCar, solely for the purpose of confirming such final purchase price. The Auditor shall not disclose any Information to Purchaser, but shall confirm its agreement with FreightCar’s calculation of the final purchase price, or in the event it disagrees with such calculation, shall provide to both parties a revised final purchase price with such revised final purchase price being binding on both parties. The cost of the Auditor shall be borne by Purchaser unless the final purchase price is more than *** lower than the adjusted purchase price originally submitted by FreightCar, in which case the cost of the Auditor will be borne by FreightCar.
Payment: Following delivery by Purchaser to FreightCar of a Certificate of Acceptance for a Railcar, title to such Railcar shall pass to Purchaser, and FreightCar shall deliver to Purchaser a bill of sale for such Railcar which shall retain for FreightCar a security interest in such Railcar as further described in the following sentence. FreightCar shall retain, and Purchaser does hereby grant to FreightCar, as security for payment of such accepted Railcars and fulfillment of its obligations to FreightCar hereunder, a purchase money security interest in such Railcars and the rentals, earnings, products, proceeds and accessions of and to any of such Railcars, together with all right, title and interest of Purchaser therein and all rights and remedies which Purchaser might exercise with respect thereto but for the execution of this Agreement. Purchaser acknowledges that this Agreement shall constitute a security agreement between the parties and that FreightCar shall be vested with all of the rights and remedies available to a secured party under the Uniform Commercial Code in effect in the State in which FreightCar’s Plant is located upon a default by Purchaser hereunder, including, without limitation, the right to foreclose upon and take possession of the Railcars pursuant to public or private sale. Prior to delivery of any of such Railcars to Purchaser, Purchaser will execute and return to FreightCar a Memorandum of Railcar Security Agreement (“Memorandum”) covering the Railcars in form satisfactory to FreightCar and suitable for filing with the Surface Transportation Board (“STB”). Following receipt by FreightCar of payment for a Railcar, FreightCar will file with the STB a termination of the Memorandum with respect to such Railcar and deliver such other evidence of clear title as Purchaser shall reasonably request. Not less than five (5) days prior to the completion of the final Railcar in a trainset, FreightCar shall invoice Purchaser for the Railcars in such trainset and Purchaser shall pay the purchase price for the Railcars in such trainset, as hereinafter provided, upon acceptance, by Purchaser at FreightCar’s Plant, of the final Railcar in such trainset. Purchaser shall make such payment of the purchase price for such Railcars in the form of a wire transfer of immediately available U.S. funds, in accordance with the instructions from FreightCar, provided that Purchaser shall make such wire transfer no later than (i) the business day following the day on which Purchaser receives, before 2:00 p.m. Central Time, the Certificate of Acceptance for the final Railcar in such trainset (the “Final Certificate”) or (ii) the second business day following the day on which Purchaser receives, after 2:00 p.m. Central Time, the Final Certificate; provided further that FreightCar shall have no obligation to deliver such Railcars to the Connection Point (as hereinafter defined) until FreightCar has confirmed receipt of such wire payment. If all or any portion of the purchase price for the Railcars is not paid to FreightCar when due, such nonpayment shall result in the additional obligation on the part of Purchaser to pay interest to FreightCar on the unpaid amount, on demand, at the applicable Prime Rate, as reported by The Wall Street Journal. If Purchaser shall not make payment as aforesaid, Purchaser agrees to execute such instruments and to take such other action as shall be reasonably requested by FreightCar to vest in FreightCar or its designee good and marketable title to such Railcars, free and clear of all liens, claims and encumbrances arising by, through or under Purchaser, and, at FreightCar’s option, possession and control of the Railcars, whereupon FreightCar may, at its election, terminate this Agreement and sell, lease, retain or otherwise dispose of such Railcars.
Credit Approval: If, subsequent to the date hereof, a material adverse change in Purchaser’s creditworthiness, financial condition or prospects occurs, as reasonably determined by FreightCar, FreightCar may cease the ordering or accepting of materials to build the Railcars and cease the manufacture of the Railcars until FreightCar has received from Purchaser a monetary deposit of up to ***, as requested by FreightCar, or other assurances of payment satisfactory to FreightCar.
Delivery: Following Purchaser’s delivery of a Certificate of Acceptance, at the request of Purchaser, FreightCar shall arrange to deliver such accepted Railcars from FreightCar’s Plant to the railroad connection contiguous to FreightCar’s Plant (the “Connection Point”). The purchase price set forth in this Agreement is FOB FreightCar’s Plant. All movement of the Railcars, following their initial delivery by FreightCar to the Connection Point, shall be at the cost and risk of Purchaser. Delayed delivery of the Railcars due to an event of Force Majeure (as defined below) shall be without penalty or cost to FreightCar. Notwithstanding any other provision to the contrary, FreightCar acknowledges that Purchaser is purchasing the Railcars to replace certain railcars that Purchaser currently leases, and that said lease, and Purchaser’s right to use the railcars pursuant thereto expires in conjunction with Purchaser’s purchase of the Railcars from FreightCar. Should FreightCar fail to deliver any Railcar by the thirtieth (30) day after the date shown on Exhibit B, and such failure is not excused by an event of Force Majeure, FreightCar shall, at its option, (i) pay any reasonable costs associated with Purchaser securing temporary replacement railcars or (ii) supply Purchaser with replacement railcars at FreightCar’s sole expense.
Specifications and Changes: The Railcars shall be constructed in accordance with the Specifications. The Specifications shall comply with the applicable published requirements of the Federal Railroad Administration (“FRA”) and the Association of American Railroads (“AAR”) in effect on the date of manufacture of the Railcars. If it shall become impossible or impracticable for FreightCar to secure the materials required for the manufacture of the Railcars in exact accordance with the Specifications, including without limitation by reason of any subsequent interpretation of or changes to such FRA or AAR requirements, FreightCar may, upon notice to Purchaser, make changes in the Specifications not materially affecting the strength, size, capacity or efficiency of the Railcars for railroad use and interchange, provided that FreightCar shall not substitute any of the materials identified in FreightCar’s Specialty Component List without Purchaser’s consent. If such change will result in an increase in the cost to FreightCar over the anticipated cost to produce the Railcar without giving effect to such change, the purchase price for the Railcars shall be adjusted to reflect such increased cost, provided that FreightCar shall obtain the prior written consent of Purchaser to such adjustment. If Purchaser fails to consent to such adjustment, FreightCar shall have the right to cancel this Agreement without penalty to either party. Any other changes in the Specifications desired by either party must be requested in writing and specify the amount of any adjustment in the purchase price (as determined by FreightCar), and must be approved in writing by the other party. Each party agrees that it will not unreasonably withhold its consent to any requested change by the other. FreightCar is under no obligation to arrange for shipment and acceptance of any required materials in advance of FreightCar’s needs.
Permissible Tolerances: Except in the particulars specified by Purchaser and expressly agreed to in writing by FreightCar, all Railcars will be manufactured in accordance with FreightCar’s standard practices and will be subject to tolerances and variations consistent with usages of the trade and regular practices including deviations from tolerances and variations consistent with practical testing and inspection methods.

Force Majeure: An event of “Force Majeure” shall include extraordinary and unforeseeable occurrences such as strikes, lockouts or other labor disturbances, shortages or late delivery of material (due to no fault of FreightCar); unavailability, interruptions or inadequacy of fuel supplies; acts of God; war, preparation for war or other acts or interventions of naval or military personnel or other agencies of government; governmental rules or regulations (or interpretation of or changes to the existing rules or regulations); priorities given to defense orders; riot, embargoes, sabotage, act of terrorism, vandalism, malicious mischief, landslides, floods, hurricanes, earthquakes, collisions, fires or other calamities; delays of carriers (due to no fault of FreightCar); shortages of labor, non-delivery and/or late delivery of any Purchaser-furnished supplies, material, equipment or labor, including plans, drawings or engineering; delays due to changes by Purchaser in drawings or specifications or any circumstance or cause beyond the reasonable control of FreightCar in the conduct of its business. Notwithstanding the foregoing, FreightCar shall, during any period of Force Majeure, exercise such diligence as the circumstances reasonably require.
Risk of Loss: FreightCar shall bear all risks of physical loss of the Railcars at FreightCar’s Plant and until receipt by FreightCar of the Certificate of Acceptance from Purchaser for such Railcars (such date of receipt being hereinafter referred to as the “Transfer Date”) and delivery of Railcars to the Connection Point. From and after the Transfer Date for a Railcar, and after delivery of a Railcar to the Connection Point, Purchaser shall bear all risk of loss of such Railcar. Notwithstanding the foregoing, FreightCar shall not be responsible for any loss or damages to property (including the Railcars) or injury to or death of any person arising out of or in connection with any Railcar (including, without limitation, any inspection of such Railcar) prior to the Transfer Date when such loss, damage or death is caused by the actions of Purchaser’s or any of Purchaser’s affiliated corporation’s officers, managers, directors, employees, inspectors, representatives or agents. If, for any reason, FreightCar does not receive a Certificate of Acceptance for a Railcar, then the Transfer Date for such Railcar shall mean the date on which such Railcar is first delivered by FreightCar to the Connection Point.
Warranty:
     (a) FreightCar warrants that all goods and services sold hereunder or pursuant hereto will be free of any claims of any nature by any third person (other than claims, liens, security interests and encumbrances arising by, through or under Purchaser) and that, upon delivery of the Bill of Sale with respect to a Railcar, FreightCar will convey to Purchaser good and marketable title to such Railcar, free and clear of all claims, liens, security interests, encumbrances and rights of others of any nature whatsoever (other than claims, liens, security interests and encumbrances arising by, through or under Purchaser).
     (b) FreightCar warrants that each Railcar will be free from defects in material and workmanship under normal use and service for a period of *** from the Transfer Date of such Railcar by Purchaser. With respect to parts and materials manufactured by others and incorporated by FreightCar in the Railcars, such parts and material shall be covered only by the warranty, if any, of the manufacturer thereof, and FreightCar shall assign to Purchaser any such warranty, to the extent assignable by FreightCar, and FreightCar will cooperate with Purchaser to assist in enforcing any such warranty not so assigned at its own expense. FreightCar shall not provide any other relief or warranty with respect to such parts and materials. FreightCar’s obligations with respect to any Railcar for breach of this warranty, whether or not due to FreightCar’s negligent acts or omissions, is limited to either replacement or repair, which option shall be mutually agreed upon by the parties and which Purchaser shall not unreasonably withhold agreement, of such non-conforming or defective component (or Railcar) on Purchaser’s normal route of railcar movement, but at all time subject to FreightCar’s prior approval of the respective repair shop or facility. FreightCar’s agreement set forth above to repair or replace defective parts and materials (other than with respect to parts and materials manufactured by others and incorporated by FreightCar in the Railcars, the remedy for which is provided for above in this Warranty section) shall be Purchaser’s sole and exclusive remedy with respect to the Railcars that are defective in any respect or that fail to conform to the Specifications or to any express or implied warranty, and FreightCar will not in any event be liable for the cost of any transportation charges expended on or in connection with the repair, replacement or return of any component (or Railcar) or for any special, indirect, incidental or consequential damages. FreightCar’s warranty set forth in this Warranty section shall be void and of no force and effect if repairs made to the Railcar are not made in conformity with FreightCar’s Specifications or, if in the process of making repairs to the Railcar, parts originally manufactured by FreightCar (including, without limitation, all car body components, such as side stakes, top chords, side sills, end posts, tubs, gate systems, etc.) are removed and not replaced with like parts manufactured by FreightCar. FreightCar shall provide to Purchaser copies of the warranties received by FreightCar on parts and materials purchased by FreightCar from the manufacturers and suppliers listed on Exhibit C hereto and any manufacturers or suppliers substituted therefore after the date of this Agreement.
THIS WARRANTY IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. PURCHASER ACKNOWLEDGES THAT ITS SOLE REMEDY FOR BREACH OF THIS WARRANTY BY FREIGHTCAR IS AS PROVIDED ABOVE AND FREIGHTCAR SHALL NOT BE LIABLE IN TORT, FOR NEGLIGENCE OR STRICT LIABILITY OR FOR LOSS OR INTERRUPTION OF USE, PROFIT OR BUSINESS OR ANY OTHER INCIDENTAL OR CONSEQUENTIAL INJURY OR DAMAGE, ALL OF WHICH ARE EXPRESSLY WAIVED AND RELEASED BY PURCHASER.
FREIGHTCAR’S OBLIGATIONS UNDER THIS WARRANTY ARE CONDITIONED UPON COMPLIANCE BY PURCHASER AND ALL OTHER USERS OF THE RAILCARS WITH OPERATION, LOADING, USE, HANDLING, MAINTENANCE AND STORAGE IN ACCORDANCE WITH GOOD COMMERCIAL PRACTICES OF THE RAILROAD INDUSTRY. FREIGHTCAR SHALL NOT BE RESPONSIBLE FOR FAILURES CAUSED BY MISLOADING, OVERLOADING, OVERHEATING, IMPROPER CLEANING, PHYSICAL ABUSE, ACCIDENT, DERAILMENT OR FOR OTHER DAMAGE CAUSED BY FIRE, FLOOD OR OTHER EXTERNAL CONDITIONS UNRELATED TO THE MANUFACTURE OF THE RAILCAR OR FOR NORMAL WEAR AND TEAR.
Representations and Warranties:
          (a) FreightCar represents and warrants that the Railcars manufactured pursuant to this Agreement will meet all published U.S. laws, rules and regulations governing the manufacture of railcars in effect on the date of manufacture of the Railcars, including, but not limited to, the applicable published requirements of the Federal Railway Administration and the Association of American Railroads. FreightCar represents that it is in material compliance with all such laws, regulations and orders applicable to FreightCar.
          (b) FreightCar and Purchaser each hereby represent and warrant to the other that: (a) it is incorporated or registered and existing in good standing as a corporation or limited partnership, as the case may be, under the laws of the state in which it is organized and all states in which it is authorized to do business, with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) neither the execution and delivery of this Agreement by it, nor the performance of its obligations hereunder, will result in any violation of its certificate of incorporation or bylaws, or its Certification of Formation on limited partnership agreement, as applicable; and (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, and to equitable principals of general applicability.

          (c) The representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement, subject to the applicable statute of limitations period.
Non-Disclosure: The parties each agree that the provisions of this Agreement shall not be disclosed to any person other than the parties’ directors, managers, officers, employees, affiliates, agents (including consultants, auditors and accountants, but excluding any manufacturer of railcars or components or affiliate thereof) or legal counsel (herein “Purchaser’s or FreightCar’s representatives”), who shall be subject to the non-disclosure provisions contained herein; except (i) upon the written consent of the other party, (ii) to any federal, state or local governmental agency to whose jurisdiction a party is subject pursuant to regulation, regulatory body policy, order of court or order of administrative judge or hearing examiner (provided, however, that unless specifically required by law, neither party shall provide the Price for the Railcars or any other terms of conditions of sale to the STB, including without limitation in any filing made with the STB), (iii) in response to warrant, subpoena, interrogatory, investigative demand or other legal process in any legal proceeding, including a proceeding for enforcement of this Agreement, (iv) to any third party or parties for the purpose of financing the Railcars or the debt of the Purchaser, provided, that, prior to such disclosure each such party agrees to be bound by the terms of this agreement of non-disclosure, and provided, further, that any breach by such third party shall be deemed to be a breach by Purchaser of this Agreement, or (v) in connection with any filings made to the Securities and Exchange Commission. In situations (ii), (iii) or (v) above, when disclosure is to be made to any person other than Purchaser’s or FreightCar’s representatives, the disclosing party shall use reasonable efforts to notify the other party of its intent to disclose such information so that the other party may, if it so elects, seek an appropriate protective order or other appropriate relief to avoid or limit such disclosure. In situation (iv) above, no disclosure by Purchaser shall be made to any manufacturer of railcars or components or affiliate thereof.
Drawings: All drawings and technical material, including specifications, descriptions and tolerances relating to the Railcars or any components thereof supplied by FreightCar to Purchaser pursuant to the Specifications (the “Drawings”) are the exclusive property of FreightCar and contain confidential and proprietary information. By accepting the Drawings from FreightCar, Purchaser agrees to limit its use of the Drawings solely to matters relating to Purchaser’s use of the Railcars, including the repair and maintenance of the Railcars. Purchaser further agrees not to disclose the Drawings, or to disclose any information contained in or derived from the Drawings, to any person, including, but not limited to, any other manufacturer of railcars or components or affiliate thereof; provided, however, that Purchaser may provide the Drawings to a car repair shop for the sole purpose of maintaining and repairing the Railcars, provided that such car repair shop agrees in advance in writing to be bound by the terms of the confidentiality provisions contained herein and, provided further, that any breach of such agreement by such car repair shop shall be deemed a breach by Purchaser of this Agreement.
Sales Tax: Notwithstanding anything herein this Agreement to the contrary, Purchaser shall pay, and shall indemnify and hold FreightCar harmless against, all state or local sales, use or related taxes arising out of this transaction which FreightCar may be required to pay or collect with respect to this Agreement.
Order Cancellation: The Railcars to be manufactured by FreightCar for Purchaser pursuant to this Agreement are to be built to order and Purchaser’s purchase commitment contained herein is non-cancellable. Notwithstanding the foregoing, if Purchaser, for whatever reason, cancels its order, it shall upon demand pay to FreightCar, as liquidated damages and not as a penalty, all costs theretofore incurred by FreightCar in the manufacture of the Railcars, including, without limitation, labor costs, and the costs of material, components and supplies ordered by FreightCar to fulfill this Agreement (net of the fair market salvage value of such material, components or partially manufactured Railcars), together with FreightCar’s lost profits, if any, attributable to the cancellation of Purchaser’s purchase commitment (provided, however, that FreightCar shall not be entitled to any such lost profits if FreightCar sells the Cars to a third party for a purchase price which equals or exceeds the purchase price for the Cars which would have been paid by Purchaser had Purchaser not cancelled this Agreement), all as reasonably calculated by FreightCar.
Patents: FreightCar will indemnify Purchaser against any judgment for damages and costs which may be rendered against Purchaser in any suit brought as a result of the alleged infringement of any United States patent by any Railcar supplied by FreightCar, unless made in accordance with materials, designs or specifications furnished or designated by Purchaser, in which case Purchaser will indemnify FreightCar against any judgment for damages and costs which may be rendered against FreightCar in any suit brought as a result of the alleged infringement of any United States patent by such Railcar as a consequence of such materials, designs or specifications; provided that prompt written notice be given to the party from whom indemnity is sought and that an opportunity be given to that party to settle or defend such action as that party may see fit and that each party render to the other party every reasonable assistance in settling or defending such action. Neither party will be liable to the other for special, indirect, incidental or consequential damages arising out of or resulting from infringement of patents. In the event the Railcars are held to constitute infringement for which FreightCar has agreed to indemnify Purchaser hereunder and the use of the Railcars, or any part thereof, is enjoined, FreightCar shall, at its option and expense, either procure for Purchaser the right to continue using said Railcar, replace same with non-infringing equipment of like kind and quality, modify said Railcar so that it becomes non-infringing or refund the purchase price of said Railcar (following the return of such Railcar by Purchaser to FreightCar’s Plant).
Assignment: Neither FreightCar nor Purchaser may assign all or any portion of its rights or obligations under this Agreement without the prior written approval of the other party, which shall not be unreasonably withheld; provided, however, that notwithstanding the foregoing, FreightCar may assign its right to receive any or all payments due hereunder to a third party without the approval of Purchaser. In connection with Purchaser’s financing of the Railcars, Purchaser shall provide to FreightCar sufficient opportunity to review and approve any assignment documents which the financing source requests be executed by FreightCar. Such assignment documents shall provide that (i) Purchaser shall remain liable to FreightCar in accordance with this Agreement (including, without limitation, the obligation to pay the purchase price for the Railcars) to the extent such obligations are not fully and timely performed by such assignee, and (ii) nothing contained in such assignment shall be deemed to modify FreightCar’s rights or obligations under this Agreement.
Binding Effect: This Agreement shall be binding upon and inure to the benefit of FreightCar and Purchaser and to their respective successors and permitted assigns.
Notices: All notices, demands, requests and other communications required or permitted under this Agreement shall be in writing or by a telecommunications device capable of creating a written record, and shall become effective: (a) upon personal delivery thereof, including, without limitation, by overnight mail and courier service, (b) five (5) days after the date on which it shall have been mailed by United States mail (certified mail, postage prepaid, return receipt requested), or (c) in the case of a communication by a telecommunications device, when properly transmitted during normal business hours (or if not, then on the following business day) addressed to each party at its address or facsimile number set forth on the signature page of the body of this Agreement or at such other address or facsimile number as such party may have specified previously by notice delivered in accordance with this section.
Entire Agreement; No Third Party Beneficiaries: This Agreement (which includes these Terms and Conditions of Sale, the Proposal Letter and the Specifications and the exhibits and attachments hereto and thereto) contains the entire agreement of FreightCar and Purchaser with respect to the subject matter hereof and supersedes all prior written or oral agreements of the parties. This Agreement is not intended to confer upon any person other than the parties hereto, any rights or remedies, and shall not be enforceable by any person or entity who or which is not a party hereto.
Professional Fees and Brokerage Fees: Each party to this Agreement shall be responsible for all professional fees and brokerage fees, if any, incurred by such party in connection with the transaction evidenced by this Agreement.
Disclaimer of Special or Punitive Damages: Notwithstanding anything in this Agreement to the contrary, in no event shall any party to this Agreement be obligated to any other party for any punitive or special damages arising from any breach or violation of this Agreement.
Severability: Any provision of this Agreement that is inoperative, unenforceable or invalid in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of the operation, unenforceability or invalidity without affecting the remaining provisions of this Agreement or affecting the operation, enforceability or validity of that provision in any other jurisdiction.
Amendments, Waiver: None of the terms of this Agreement may be waived or modified except in writing signed by both FreightCar and Purchaser. Any additional or different terms or conditions proposed by Purchaser are rejected unless expressly assented to in writing by FreightCar. No waiver of any of the provisions of this Agreement by either party shall constitute a waiver of any other provision nor shall any such waiver constitute a continuing waiver.
Miscellaneous: The section headings contained in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. This Agreement may be executed in multiple counterpart copies, all of which taken together shall be deemed one original for all purposes.
Governing Law and Jurisdiction: This Agreement shall be governed by, and construed according to, the laws of the State of Illinois, without regard to its conflict of laws doctrine. FreightCar and Purchaser hereby submit to the jurisdiction of, and waive any venue objections against, the United States District Court for the Northern District of Illinois (or any court of the State of Illinois located in such district) in any litigation arising out of this Agreement.
Interpretation: To the extent there is a conflict between the provisions of the Proposal Letter and these Terms and Conditions of Sale, the provisions of the Proposal Letter shall govern.
[SIGNATURE PAGE TO FOLLOW]

ACCEPTANCE:
FreightCar and Purchaser hereby acknowledge their acceptance of the above described Terms and Conditions of Sale.

FREIGHTCAR AMERICA, INC.		TEXAS GENCO II, LP

		By:	New Genco GP, LLC, its general partner

By:	/s/ Sean Hankinson	By:	/s/ Jack Fusco
Its:	Product Line Manager	Its:	Jack Fusco, President

Date:	October 5, 2005	Date:	September 30, 2005

Address:	Address:
FreightCar America, Inc.	Texas Genco II, LP
17 Johns Street	1301 McKinney, Suite 2300
Johnstown, PA 15901	Houston, TX 77010
Attention: Sean Hankinson, Product Line Manager	Attention: Colin Gibb, Transportation Specialist
Fax: 814/533-5010	Fax: 713/795-7441

EXHIBIT A
CERTIFICATE OF ACCEPTANCE

Type of Railcars:

Place Accepted:

Date Accepted:

Number of Railcars:

Reporting Marks:

Car Numbers	Car Weights	Car Numbers	Car Weights

I have been appointed as the duly authorized representative of TEXAS GENCO II, LP (“Purchaser”) for the purpose of inspecting and accepting the units of railroad equipment described above (the “Railcars”), which are referred to in the agreement dated as of ___, 2005 (the “Agreement”), between FREIGHTCAR AMERICA, INC. (“Builder”) and Purchaser.
I hereby certify that with respect to the Railcars:
A.	Each Railcar has been inspected and is in good order.

B.	Based on my determination that each Railcar is in compliance with all applicable Specifications (as defined in the Agreement), each Railcar is hereby accepted for all purposes of the Agreement.

Authorized Representative of Purchaser

EXHIBIT B
FINAL DELIVERY DATE FOR THE RAILCARS
***

EXHIBIT C
COMPONENT WARRANTIES
Attached are copies of warranties from the following manufacturers and suppliers:
ASF-Keystone, Inc.
ZefTek, Inc.
Cardwell Westinghouse Co./Universal Railway Devices Co.
A. Stucki Company
New York Air Brake Corporation
Miner Enterprises Inc.
Schaefer Equipment, Inc.
Strato
Klasing Industries, Inc. d/b/a Klasing Hand Brake Company
Union Spring & Manufacturing Corp.
Holland
Brenco
Standard Forged Products, Inc.
Additional warranties may be added from time to time.

August 31, 2005
FreightCar America Inc.
17 Johns Street
Johnstown, PA 15901

Re:	Aluminum BethGon® II Railcars for Texas Genco II, LP.,
FreightCar America Inc. Proposal No. 04153 Revision A
Gentlemen:
     Texas Genco II, LP (“Texas Genco”) hereby confirms that it intends to purchase (the “Transaction”) from FreightCar America Inc. (“FreightCar America”, and together with Texas Genco, the “Parties”, and each, a “Party”) an additional *** Aluminum Outside Stake BethGon II® open top coal railcars conforming to Specification X-04153 dated February 14, 2005 (“Specification”), and provided by FreightCar America (f/k/a Johnstown America Corporation) to Texas Genco, for a total of *** railcars. The price per railcar shall be as outlined in your proposal dated March 4, 2005, FOB FreightCar America’s plant in *** . Delivery shall begin no later than the first week of *** 2006 for the first *** railcars. An additional delivery of *** railcars shall occur in *** and *** 2006. An additional delivery of *** railcars and a final delivery of *** railcars shall be completed by *** 2006 and *** 2007, respectively.
     The Transaction is subject to mutual agreement between Texas Genco and FreightCar America on the terms and conditions of the Transaction, including pricing on, and changes to, the Specialty Component List. Accordingly, the Parties intend that no legally binding obligations shall arise between them under this letter. Such obligations shall arise only to the extent set forth in a purchase agreement duly executed and delivered by each Party. Notwithstanding the foregoing, unless and until the negotiations required by the following sentence have been had and discontinued, FreightCar America shall not enter into any agreement that would require it to deliver railcars to any third party on a schedule that would prevent it from delivering the railcars contemplated by this letter to Texas Genco on the schedule set forth above. Notwithstanding the aforementioned required board approval, Texas Genco and FreightCar America shall use commercially reasonable efforts to negotiate and agree on the terms and conditions within 30 days of the date of this letter. Should the Parties fail to enter into such terms and conditions within 30 days of the date of this letter, FreightCar America shall not be barred from entering into an agreement that would require it to deliver railcars to a third party on a schedule that would prevent it from delivering the railcars according to the schedule contemplated by the Parties.

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     Please confirm by signing a copy of this letter in the space provided below and returning it to the undersigned that this letter of intent is sufficient to allow FreightCar America to take all action required to assure that the railcars that are the subject of the Transaction can be delivered on the schedule set forth above.
     Please call if you have any questions or would like to discuss the matter.

FREIGHTCAR AMERICA INC.		TEXAS GENCO II, LP

By: New Genco GP, LLC, its general partner

By:	/s/Tim Johnson	By:	/s/Tyler Reeder

Name: Tim Johnson		Name: Tyler Reeder
Title: VP — Sales, Western Region		Title: 8/31/05

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